Exhibit 10.2
THIRD AMENDMENT TO THE
TRW AUTOMOTIVE BENEFIT EQUALIZATION PLAN
     TRW Automotive U.S. LLC (the “Company”) hereby adopts this Third Amendment to the TRW Automotive Benefit Equalization Plan (Effective as of February 28, 2003) (the “Plan”), effective as of the dates set forth herein.
RECITALS
A. The Company adopted and maintains the Plan for the benefit of certain of its eligible employees.
B. The Company desires to amend the Plan, effective as of the date hereof, to offer a one-time early distribution option in accordance with the transition rules provided under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
C. The Company desires to further amend the Plan to exclude from participation employees who transferred to a U.S. entity after March 28, 2006 and continue to accrue a benefit under the TRW UK Scheme, beginning in 2008.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.	Effective as of January 1, 2008, Section 2 of the Plan is hereby amended by adding the following new sentence to the end thereof:
Notwithstanding anything to the contrary herein, an employee who transferred to a U.S. entity after March 28, 2006, and continues to accrue a benefit under the TRW (UK) Scheme is ineligible to participate in the BEP.
2.	Section 5 is amended by adding the following new subsection (g) to the end thereof:
(g) Notwithstanding anything to the contrary herein, to the extent permitted by the transition rules under the American Jobs Creation Act of 2004 (the “Act”) and Code Section 409A and the regulations promulgated thereunder, Participants shall be offered a one-time, irrevocable election to receive all or a percentage of their December 31, 2008, vested account balance under the Plan (plus earning and losses thereon) in July 2009, rather than at such other date as is required by this Section 5 (e.g. retirement or termination of employment). If elected, such distribution shall be made in one-lump sum payment. The election period shall commence on or about November 20, 2008, and end on December 12, 2008. If the Participant fails to make an election under this subsection (d) by

December 12, 2008, payment shall be made on the date(s) and in the payment form(s) previously elected, subject to the Act and the Plan.
3.	Except as set forth in this Third Amendment, the Plan is ratified and confirmed in all respects.
EXECUTED this 18 day of December, 2008.

TRW Automotive U.S. LLC

By:	/s/ Steven M. Kiwicz